Exhibit 99.1

FOR IMMEDIATE RELEASE

STONEMOR PARTNERS L.P.

PRICES PUBLIC OFFERING OF 1,275,000 COMMON UNITS

LEVITTOWN, PA November 18, 2009 – StoneMor Partners L.P. (Nasdaq: STON) (“StoneMor”) announced today that it has priced 1,275,000 common units representing limited partner interests in StoneMor at a price to the public of $17.00 per unit. StoneMor expects the offering to close on November 24, 2009, subject to customary closing conditions and as described below. StoneMor will receive net proceeds of approximately $20.7 million, after deducting the underwriting discount and offering expenses in connection with this offering and including the general partner’s proportionate capital contribution. StoneMor has granted the underwriter a 30-day option to purchase up to 191,250 additional common units to cover over-allotments, if any.

StoneMor intends to use the net proceeds from this offering to prepay a portion of the borrowings outstanding under its acquisition credit facility and to fund growth capital expenditures, including mausoleum construction, or for general partnership purposes. If the underwriter exercises its option to purchase additional common units, StoneMor will use the additional proceeds to fund growth capital expenditures, including mausoleum construction, or for general partnership purposes.

The common units are being offered and sold pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (the “SEC”). The offering may be made only by means of a prospectus supplement, filed with the SEC, and the related base prospectus. Raymond James is the sole underwriter of the common units.

Concurrently with the public offering of common units, certain wholly owned subsidiaries of StoneMor are making a private offering of $150,000,000 aggregate principal amount of unsecured senior notes. The public offering of common units is conditioned on the successful completion of the concurrent private offering of senior notes. The senior notes offering is being made by a separate offering memorandum and is not part of the public offering to which this Press Release relates. The senior notes will not be registered under the Securities Act of 1933 or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

A copy of the prospectus supplement and prospectus relating to these securities may be obtained, when available, by contacting Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716 or by calling toll-free at 1-727-567-2400.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Levittown, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 235 cemeteries and 58 funeral homes in 24 states and Puerto Rico. StoneMor is the only publicly traded deathcare company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise.

For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the Investor Relations section, at http://www.stonemor.com.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of the company’s operating activities, the plans and objectives of the company’s management, assumptions regarding the company’s future performance and plans, and any financial guidance provided, as well as certain information in other filings with the SEC and elsewhere, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “project,” “expect,” “predict,” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including, but not limited to, the following: uncertainties associated with future revenue and revenue growth; the effect of the current economic downturn; the impact of our significant leverage on our operating plans; our ability to service our debt and pay distributions; the decline in the fair value of certain equity and debt securities held in our trusts; our ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; our ability to successfully implement a strategic plan relating to operating improvement, strong cash flows and further deleveraging; uncertainties associated with the integration or the anticipated benefits of our recent acquisitions and any future acquisitions; our ability to complete and fund additional acquisitions; and various other uncertainties associated with the death care industry and our operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC. Except as required under applicable law, we assume no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events, or otherwise.